The Board of Directors
Synovus Financial Corp.
P.O. Box 120
Columbus, GA   31902




We consent to the use of our tax opinion included herein as Appendix D and to the reference to our firm under the heading of "Experts" and "Tax Opinion" in the prospectus.





Memphis, Tennessee
November 21, 2000


/s/KPMG LLP
KPMG LLP

















                                  Exhibit 23.3